UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA CABLECOM HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	20-2942206 (I.R.S. Employer Identification Number)

1 Grand Gateway
1 Hongqian Road
Shanghai,
People’s Republic of China	200030
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, $0.0005 per share Units, each consisting of one Ordinary Share and warrants to purchase two Ordinary Shares Warrants to purchase Ordinary Shares, $0.0005 per share	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

A description of the units, ordinary shares and warrants to be registered hereunder is contained in the section entitled “Description of China Cablecom Holdings Securities Following the Business Combination” in Registrant’s Prospectus dated March 21, 2008 filed pursuant to Rule 424(B)(3) on March 24, 2008.

Item 2. Exhibits.

(a) Exhibits

Exhibit Number	Description of Exhibit

3.1 *	China Cablecom Holdings Amended and Restated Memorandum of Association

3.2 *	China Cablecom Holdings Amended and Restated Articles of Association

4.2 *	Specimen Ordinary Share Certificate

4.4 *	Form of Warrant

4.5 *	Form of Warrant Agreement

* Incorporated by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form S-4 (No. 333-147038).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA CABLECOM HOLDINGS, LTD.

Date: July 25, 2008	By:	/s/ Clive Ng
Name: Clive Ng Title: Executive Chairman